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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cascade Natural Gas Corporation on Form S-3 of our report dated February 5, 1996, appearing in the Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Seattle, Washington

July 18, 1996